UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 13, 2019
Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sale of Equity Securities.
On February 13, 2019, Advanced Micro Devices, Inc. (the “Company”) issued 75,000,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to an exercise in full by West Coast Hitech, L.P. (“WCH”) of its warrant to purchase up to 75,000,000 shares of the Company’s common stock at an exercise price of $5.98 per share (the “Warrant”). As a result, the Warrant is no longer outstanding.
Based on the number of shares of the Company’s common stock outstanding as of February 1, 2019 and as a result of the issuance and addition of the Warrant Shares, WCH beneficially owns approximately 75,000,000 shares, or approximately 6.9% of the Company’s total outstanding shares of common stock.
WCH originally acquired the Warrant on August 30, 2016 in consideration for the limited waiver and rights under the sixth amendment to the Wafer Supply Agreement dated August 30, 2016 with GLOBALFOUNDRIES Inc.
Based on the accredited investor representations from WCH, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), from the registration requirements of the Securities Act with respect to the issuance and sale of the Warrant Shares pursuant to the exercise of the Warrant.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019
ADVANCED MICRO DEVICES, INC.
	By:	/s/ Devinder Kumar
	Name:	Devinder Kumar
	Title:	Senior Vice President, Chief Financial Officer & Treasurer